                                   EXHIBIT 11

                             AMSOUTH BANCORPORATION
          STATEMENT REGARDING COMPUTATION OF EARNINGS PER COMMON SHARE

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
                                          NINE MONTHS ENDED THREE MONTHS ENDED
                                            SEPTEMBER 30       SEPTEMBER 30
                                          ----------------- -------------------
                                            1996     1995     1996      1995
                                          -------- -------- --------- ---------
                                          (IN THOUSANDS EXCEPT PER SHARE DATA)
Net income............................... $131,061 $127,063 $  35,193 $  46,095
                                          ======== ======== ========= =========
Average shares of common stock
 outstanding.............................   56,717   58,273    56,623    58,418
                                          ======== ======== ========= =========
Earnings per common share................ $   2.31 $   2.18 $    0.62 $    0.79
                                          ======== ======== ========= =========
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